EXHIBIT 99.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Wind River Systems, Inc. (the “Company”) on Form 10-K for the period ending January 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Thomas St. Dennis, as President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: April 30, 2003	By:	/s/ THOMAS ST. DENNIS Thomas St. Dennis President and Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Wind River Systems, Inc. and will be retained by Wind River Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.